UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 14, 2012

Wind Works Power Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0409895
(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-7883

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

     Certain  statements  included  in this Form 8-k regarding  Wind Works Power Corp.  ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section  5- Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  W. Campbell Birge tendered his resignation as the Company’s chief financial officer effective February 14, 2012.   There was no disagreement between the Company and Mr. Birge  with respect to its operations, policies or practices.

(c)  Effective February 14, 2012, Henrik Woehlk (Age 29) was appointed our chief financial officer.   Mr. Woehlk started his professional career in the tax department of the Dollar Financial Group (DLLR). In 2008, he joined Market Group Ventures Inc. as Corporate Accountant and in 2010 was promoted to lead a multinational team as Assistant General Manager. Henrik joined Wind Works in 2011 working primarily in Accounting and Finance.

Henrik is a Certified Management Accountant (CMA) who graduated from the University of Victoria in British Columbia, Canada with a Bachelor of Economics degree, a Business minor and a Finance specialization. Henrik also holds a Professional Accounting Certificate from Camosun College.   His economic research and financial commentary have been featured on Michael Campbell’s Money Talks, the UK Telegraph, and prominent financial websites.

Mr. Woehlk will be paid $6,000 per month and has been issued 60,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 14,  2012

Wind Works Power Corp.
By:	/s/Ingo Stuckmann
Ingo Stuckmann, CEO